Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q2 2022 Results

New York, NY – July 28, 2022 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter ended June 30, 2022.

Business Update

Volatile economic and market conditions primarily affected Silvercrest’s performance in the second quarter of 2022.The firm also experienced net outflows due to substantial client tax payments. The firm’s discretionary assets under management (“AUM”), which drives revenue, decreased to $20.4 billion as of the end of the second quarter of 2022 from $22.9 billion as of the end of the same period in 2021. The firm’s second quarter 2022 revenue decreased year-over-year to $32.2 million. Total AUM now stands at $28.7 billion. The firm’s quarterly Adjusted EBITDA1 was approximately $9.2 million, an annualized Adjusted EBITDA1 run-rate of $36.7 million. Silvercrest’s second quarter 2022 Adjusted EBITDA margin1 was 28.5%, a healthy margin in light of declining AUM and associated revenue.

Silvercrest increased relationships during the second quarter and new accounts increased over the first quarter, partially offsetting outflows for client taxes. Silvercrest’s institutional equity new business opportunities increased during the second quarter. Silvercrest’s suite of proprietary equity capabilities continued solid performance, which portends good future growth in the business. Our sub-advisory relationships continued to add assets during the second quarter of 2022.

Market volatility and uncertainty create long-term opportunities that typically benefit the high-quality of Silvercrest’s capabilities, and we look forward to more stable markets. Our tenure in the business has proven that our firm has the professional resources, ability, and strategy to execute through difficult periods to build a growing and enduring business. We are pleased with Silvercrest’s continued stable progress over time.

On July 27, 2022, the Company's Board of Directors declared a quarterly dividend of $0.18 per share of Class A common stock. The dividend will be paid on or about September 23, 2022 to shareholders of record as of the close of business on September 16, 2022.

Second Quarter 2022 Highlights

•
Total assets under management (“AUM”) of $28.7 billion, inclusive of discretionary AUM of $20.4 billion and non-discretionary AUM of $8.3 billion at June 30, 2022.
•
Revenue of $32.2 million.
•
U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $9.5 million and $5.8 million, respectively.
•
Basic and diluted net income per share of $0.58.
•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)1 of $9.2 million.
•
Adjusted net income1 of $5.8 million.
•
Adjusted basic and diluted earnings per share1, 2 of $0.40 and $0.39, respectively.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

The table below presents a comparison of certain GAAP and non-GAAP (“Adjusted”) financial measures and AUM.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands except as indicated)	2022	2021	2022	2021
Revenue	$32,173	$33,101	$65,683	$64,338
Income before other income (expense), net	$11,900	$7,342	$27,339	$13,030
Net income	$9,473	$5,661	$21,869	$9,996
Net income margin	29.4%	17.1%	33.3%	15.5%
Net income attributable to Silvercrest	$5,770	$3,335	$13,338	$5,887
Net income per basic and diluted share	$0.58	$0.35	$1.35	$0.61
Adjusted EBITDA[1]	$9,163	$10,429	$19,413	$20,085
Adjusted EBITDA Margin[1]	28.5%	31.5%	29.6%	31.2%
Adjusted net income[1]	$5,799	$6,696	$12,451	$12,923
Adjusted basic earnings per share[1,2]	$0.40	$0.46	$0.86	$0.89
Adjusted diluted earnings per share[1,2]	$0.39	$0.45	$0.83	$0.87
Assets under management at period end (billions)	$28.7	$31.0	$28.7	$31.0
Average assets under management (billions)[3]	$30.0	$30.0	$30.5	$29.4
Discretionary assets under management (billions)	$20.4	$22.9	$20.4	$22.9

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three and six months ended June 30, 2022 are based on the number of shares of Class A common stock and Class B common stock outstanding as of June 30, 2022. Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units, and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $28.7 billion

Silvercrest’s discretionary assets under management decreased by $2.5 billion, or 10.9%, to $20.4 billion at June 30, 2022 from $22.9 billion at June 30, 2021. The decrease was attributable to client outflows of $6.1 billion and market depreciation of $2.2 billion, partially offset by client inflows of $5.8 billion. Silvercrest’s total AUM decreased by $2.3 billion, or 7.4%, to $28.7 billion at June 30, 2022 from $31.0 billion at June 30, 2021. The decrease was attributable to client outflows of $6.4 billion and market depreciation of $3.8 billion, partially offset by client inflows of $7.9 billion.

Silvercrest’s discretionary assets under management decreased by $3.4 billion, or 14.3%, to $20.4 billion at June 30, 2022 from $23.8 billion at March 31, 2022. The decrease was attributable to client outflows of $2.1 billion and market depreciation of $2.5 billion, partially offset by client inflows of $1.2 billion. Silvercrest’s total AUM decreased by $2.5 billion, or 8.0%, to $28.7 billion at June 30, 2022 from $31.2 billion at March 31, 2022. The decrease was attributable to client outflows of $2.2 billion and market depreciation of $3.3 billion, partially offset by client inflow of $3.0 billion.

Second Quarter 2022 vs. Second Quarter 2021

Revenue decreased by $0.9 million, or 2.8%, to $32.2 million for the three months ended June 30, 2022, from $33.1 million for the three months ended June 30, 2021. This decrease was driven by market depreciation and net client outflows in discretionary assets under management.

Total expenses decreased by $5.5 million, or 21.3%, to $20.3 million for the three months ended June 30, 2022 from $25.8 million for the three months ended June 30, 2021. Compensation and benefits expense decreased by $0.5 million, or 2.7%, to $18.0 million for the three months ended June 30, 2022 from $18.5 million for the three months ended June 30, 2021. The decrease was primarily attributable to a decrease in the accrual for bonuses of $0.9 million partially offset by an increase in salaries and benefits of $0.4 million primarily as a result of merit-based increases and newly hired staff. General and administrative expenses decreased by $5.0 million, or 68.4%, to $2.3 million for the three months ended June 30, 2022 from $7.3 million for the three months ended June 30, 2021. This was primarily attributable to a decrease in the adjustment to the fair value of contingent consideration related to the Cortina Acquisition of $5.7 million, a decrease in trade errors of $0.2 million and a decrease in occupancy and related costs of $0.1 million primarily due to a decrease in cleaning and maintenance costs, partially offset by an increase in travel and entertainment expenses of

$0.5 million due to the easing of restrictions related to the coronavirus pandemic, an increase in portfolio and systems expense of $0.2 million, an increase in professional fees of $0.2 million and an increase in shareholder related expenses of $0.1 million.

Consolidated net income was $9.5 million or 29.4% of revenue for the three months ended June 30, 2022 as compared to consolidated net income of $5.7 million or 17.1% of revenue for the same period in the prior year. Net income attributable to Silvercrest was $5.8 million, or $0.58 per basic and diluted share for the three months ended June 30, 2022. Our Adjusted Net Income1 was $5.8 million, or $0.40 per adjusted basic share and $0.39 per adjusted diluted share2 for the three months ended June 30, 2022.

Adjusted EBITDA1 was $9.2 million or 28.5% of revenue for the three months ended June 30, 2022 as compared to $10.4 million or 31.5% of revenue for the same period in the prior year.

Six Months Ended June 30, 2022 vs. Six Months Ended June 30, 2021

Revenue increased by $1.4 million, or 2.1%, to $65.7 million for the six months ended June 30, 2022, from $64.3 million for the six months ended June 30, 2021. This increase was driven by net client inflows partially offset by market depreciation.

Total expenses decreased by $13.0 million, or 25.3%, to $38.3 million for the six months ended June 30, 2022 from $51.3 million for the six months ended June 30, 2021. Compensation and benefits expense increased by $0.5 million, or 1.4%, to $36.6 million for the six months ended June 30, 2022 from $36.1 million for the six months ended June 30, 2021. The increase was primarily attributable to an increase in salaries and benefits of $1.0 million primarily as a result of merit-based increases and newly hired staff, partially offset by a decrease in the accrual for bonuses of $0.2 million and a decrease in equity-based compensation expense of $0.3 million due to a decrease in the number of vested and unvested restricted stock units and unvested non-qualified stock options outstanding. General and administrative expenses decreased by $13.5 million, or 88.7%, to $1.7 million for the six months ended June 30, 2022 from $15.2 million for the six months ended June 30, 2021. This was primarily attributable to a decrease in the adjustment to the fair value of contingent consideration related to the Cortina Acquisition of $14.5 million and a decrease in occupancy and related costs of $0.2 million primarily due to a decrease in cleaning and maintenance costs and a decrease in trade errors of $0.2 million, partially offset by an increase in travel and entertainment expenses of $0.6 million due to the easing of restrictions related to the coronavirus pandemic, an increase in portfolio and systems expense of $0.4 million, an increase in professional fees of $0.2 million, an increase in shareholder related expense of $0.1 million and an increase in sub-advisory referral fee expense of $0.1 million.

Consolidated net income was $21.9 million or 33.3% of revenue for the six months ended June 30, 2022 as compared to consolidated net income of $10.0 million or 15.5% of revenue for the same period in the prior year. Net income attributable to Silvercrest was $13.3 million, or $1.35 per basic and diluted share for the six months ended June 30, 2022. Our Adjusted Net Income1 was $12.5 million, or $0.86 per adjusted basic share and $0.83 per adjusted diluted share2 for the six months ended June 30, 2022.

Adjusted EBITDA1 was $19.4 million or 29.6% of revenue for the six months ended June 30, 2022 as compared to $20.1 million or 31.2% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $67.6 million at June 30, 2022, compared to $85.7 million at December 31, 2021. As of June 30, 2022, there was $7.2 million outstanding under our term loan with City National Bank and nothing outstanding on our revolving credit facility with City National Bank.

Silvercrest Asset Management Group Inc.’s total equity was $90.7 million at June 30, 2022. We had 9,911,461 shares of Class A common stock outstanding and 4,602,632 shares of Class B common stock outstanding at June 30, 2022.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•
We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.
•
Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.
•
Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.
•
Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on July 29, 2022, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743 or for international listeners the call may be accessed by dialing 1-412-317-5723. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This release contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to: incurrence of net losses; fluctuations in quarterly and annual results; adverse economic or market conditions; our expectations with respect to future levels of assets under management, inflows and outflows; our ability to retain clients from whom we derive a substantial portion of our assets under management; our ability to maintain our fee structure; our particular choices with regard to investment strategies employed; our ability to hire and retain qualified investment professionals; the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation; failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct; our expected tax rate; and our expectations with respect to deferred tax assets, adverse economic or market conditions, including the continued adverse effects of the coronavirus pandemic; incurrence of net losses; adverse effects of management focusing on implementation of a growth strategy; failure to develop and maintain the Silvercrest brand; and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021, which is accessible on the SEC’s website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Management and advisory fees	$31,103	$31,982	$63,551	$62,187
Performance fees	2	—	2	—
Family office services	1,068	1,119	2,130	2,151
Total revenue	32,173	33,101	65,683	64,338
Expenses
Compensation and benefits	17,971	18,475	36,630	36,124
General and administrative	2,302	7,284	1,714	15,184
Total expenses	20,273	25,759	38,344	51,308
Income before other (expense) income, net	11,900	7,342	27,339	13,030
Other (expense) income, net
Other (expense) income, net	7	8	15	15
Interest income	3	2	4	4
Unrealized gain (loss)	(1)	—	(1)	—
Interest expense	(83)	(97)	(161)	(202)
Total other (expense) income, net	(74)	(87)	(143)	(183)
Income before provision for income taxes	11,826	7,255	27,196	12,847
Provision for income taxes	2,353	1,594	5,327	2,851
Net income	9,473	5,661	21,869	9,996
Less: net income attributable to non-controlling interests	(3,703)	(2,326)	(8,531)	(4,109)
Net income attributable to Silvercrest	$5,770	$3,335	$13,338	$5,887
Net income per share:
Basic	$0.58	$0.35	$1.35	$0.61
Diluted	$0.58	$0.35	$1.35	$0.61
Weighted average shares outstanding:
Basic	9,887,018	9,662,809	9,878,130	9,657,317
Diluted	9,913,437	9,678,466	9,901,738	9,669,288

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of non-GAAP financial measure:
Net income	$9,473	$5,661	$21,869	$9,996
Provision for income taxes	2,353	1,594	5,327	2,851
Delaware Franchise Tax	50	50	100	100
Interest expense	83	97	161	202
Interest income	(3)	(2)	(4)	(4)
Depreciation and amortization	970	993	1,927	1,961
Equity-based compensation	276	293	504	462
Other adjustments (A)	(4,039)	1,743	(10,471)	4,517
Adjusted EBITDA	$9,163	$10,429	$19,413	$20,085
Adjusted EBITDA Margin	28.5%	31.5%	29.6%	31.2%

(a)
Other adjustments consist of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Acquisition costs (a)	$11	$20	$27	$331
Other (b)	(4,050)	1,723	(10,498)	4,186
Total other adjustments	$(4,039)	$1,743	$(10,471)	$4,517
(a)
For the three months ended June 30, 2022, represents insurance costs of $11 related to the acquisition of Cortina. For the six months ended June 30, 2022, represents insurance costs of $22 and professional fees of $5 related to the acquisition of Cortina. For the three months ended June 30, 2021, represents insurance costs of $11 and professional fees of $9 related to the acquisition of Cortina. For the six months ended June 30, 2021, represents equity-based compensation expense of $300 related to restricted stock unit grants issued to two associates hired as part of the Cortina Acquisition in conjunction with their admission to Silvercrest L.P., insurance costs of $22 and professional fees of $9 related to the acquisition of Cortina.
(b)
For the three months ended June 30, 2022, represents a fair value adjustment to the Cortina contingent purchase price consideration of ($4,100), an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives and expenses related to the Coronavirus pandemic of $2. For the six months ended June 30, 2022, represents a fair value adjustment to the Cortina contingent purchase price consideration of ($10,600), an ASC 842 rent adjustment of $96 related to the amortization of property lease incentives and expenses related to the Coronavirus pandemic of $6. For the three months ended June 30, 2021, represents a fair value adjustment to the Cortina contingent purchase price consideration of $1,600, an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives and expenses related to the Coronavirus pandemic of $75. For the six months ended June 30, 2021, represents a fair value adjustment to the Cortina contingent purchase price consideration of $3,900, an ASC 842 rent adjustment of $96 related to the amortization of property lease incentives and expenses related to the Coronavirus pandemic of $190.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of non-GAAP financial measure:
Net income	$9,473	$5,661	$21,869	$9,996
Consolidated GAAP Provision for income taxes	2,353	1,594	5,327	2,851
Delaware Franchise Tax	50	50	100	100
Other adjustments (A)	(4,039)	1,743	(10,471)	4,517
Adjusted earnings before provision for income taxes	7,837	9,048	16,825	17,464
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(2,038)	(2,352)	(4,375)	(4,541)

Adjusted net income	$5,799	$6,696	$12,451	$12,923

GAAP net income per share (B):
Basic and diluted	$0.58	$0.35	$1.35	$0.61

Adjusted earnings per share/unit (B):
Basic	$0.40	$0.46	$0.86	$0.89
Diluted	$0.39	$0.45	$0.83	$0.87

Shares/units outstanding:
Basic Class A shares outstanding	9,911	9,670	9,911	9,670
Basic Class B shares/units outstanding	4,603	4,782	4,603	4,782
Total basic shares/units outstanding	14,514	14,452	14,514	14,452

Diluted Class A shares outstanding (C)	9,943	9,690	9,943	9,690
Diluted Class B shares/units outstanding (D)	4,977	5,206	4,977	5,206
Total diluted shares/units outstanding	14,920	14,896	14,920	14,896
(A)
See A in Exhibit 2.
(B)
GAAP earnings per share is strictly attributable to Class A shareholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.
(C)
Includes 31,974 and 19,877 unvested restricted stock units at June 30, 2022 and 2021, respectively.
(D)
Includes 120,772 and 170,854 unvested restricted stock units and 252,904 and 252,904 unvested non-qualified options at June 30, 2022 and 2021, respectively.

Exhibit 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition
(Unaudited and in thousands)

	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$67,558	$85,744
Investments	1,190	1,588
Receivables, net	8,988	8,850
Due from Silvercrest Funds	2,029	428
Furniture, equipment and leasehold improvements, net	4,967	5,257
Goodwill	63,675	63,675
Operating lease assets	23,965	26,130
Finance lease assets	217	247
Intangible assets, net	22,637	23,924
Deferred tax asset—tax receivable agreement	8,485	10,797
Prepaid expenses and other assets	3,598	2,678
Total assets	$207,309	$229,318
Liabilities and Equity
Accounts payable and accrued expenses	$9,622	$19,820
Accrued compensation	20,782	41,707
Borrowings under credit facility	7,226	9,025
Operating lease liabilities	30,044	32,371
Finance lease liabilities	222	253
Deferred tax and other liabilities	9,681	9,334
Total liabilities	77,577	112,510
Commitments and Contingencies (Note 10)
Equity
Preferred Stock, par value $0.01, 10,000,000 shares authorized; none issued and outstanding, as of June 30, 2022 and December 31, 2021	—	—
Class A common stock, par value $0.01, 50,000,000 shares authorized; 9,944,544 and 9,911,461 shares issued and outstanding as of June 30, 2022, respectively; 9,902,184 and 9,869,101 shares issued and outstanding as of and December 31, 2021, respectively	99	99
Class B common stock, par value $0.01, 25,000,000 shares authorized; 4,602,632 and 4,593,687 issued and outstanding, as of June 30, 2022 and December 31, 2021, respectively	45	45
Additional Paid-In Capital	53,283	52,936
Treasury stock, at cost, 33,083 shares as of March 31, 2022 and December 31, 2021	(512)	(512)
Retained earnings	37,749	27,782
Total Silvercrest Asset Management Group Inc.’s equity	90,664	80,350
Non-controlling interests	39,068	36,458
Total equity	129,732	116,808
Total liabilities and equity	$207,309	$229,318

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended June 30,		% Change from June 30,
	2022	2021	2021
Beginning assets under management	$31.2	$29.0	7.6%

Gross client inflows	2.9	1.4	107.1%
Gross client outflows	(2.2)	(1.6)	37.5%
Net client flows	0.7	(0.2)	NM

Market (depreciation)/appreciation	(3.2)	2.2	NM
Ending assets under management	$28.7	$31.0	-7.4%

	Six Months Ended June 30,		% Change from June 30,
	2022	2021	2021
Beginning assets under management	$32.3	$27.8	16.2%

Gross client inflows	4.4	2.8	57.1%
Gross client outflows	(3.7)	(3.3)	12.1%
Net client flows	0.7	(0.5)	-240.0%

Market (depreciation)/appreciation	(4.3)	3.7	-216.2%
Ending assets under management	$28.7	$31.0	-7.4%

NM = Not meaningful

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended June 30,		% Change from June 30,
	2022	2021	2021
Beginning assets under management	$23.8	$21.9	8.7%

Gross client inflows	1.2	1.2	0.0%
Gross client outflows	(2.1)	(1.3)	61.5%
Net client flows	(0.9)	(0.1)	NM

Market (depreciation)/appreciation	(2.5)	1.1	NM
Ending assets under management	$20.4	$22.9	-10.9%

	Six Months Ended June 30,		% Change from June 30,
	2022	2021	2021
Beginning assets under management	$25.1	$20.6	21.8%

Gross client inflows	2.6	2.5	4.0%
Gross client outflows	(3.6)	(2.9)	24.1%
Net client flows	(1.0)	(0.4)	150.0%

Market (depreciation)/appreciation	(3.7)	2.7	-237.0%
Ending assets under management	$20.4	$22.9	-10.9%

NM = Not meaningful

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended June 30,		% Change from June 30,
	2022	2021	2021
Beginning assets under management	$7.4	$7.1	4.2%

Gross client inflows	1.7	0.2	NM
Gross client outflows	(0.1)	(0.3)	-66.7%
Net client flows	1.6	(0.1)	NM

Market (depreciation)/appreciation	(0.7)	1.1	-163.6%
Ending assets under management	$8.3	$8.1	2.5%

	Six Months Ended June 30,		% Change from June 30,
	2022	2021	2021
Beginning assets under management	$7.2	$7.2	0.0%

Gross client inflows	1.8	0.3	500.0%
Gross client outflows	(0.1)	(0.4)	0.0%
Net client flows	1.7	(0.1)	-1800.0%

Market (depreciation)/appreciation	(0.6)	1.0	-160.0%
Ending assets under management	$8.3	$8.1	2.5%

NM = Not meaningful

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended June 30,
	2022	2021
Total AUM as of March 31,	$31.230	$29.027
Discretionary AUM:
Total Discretionary AUM as of March 31,	$23.779	$21.888
New client accounts/assets (1)	0.110	0.049
Closed accounts (2)	(0.008)	(0.029)
Net cash inflow/(outflow) (3)	(0.963)	(0.151)
Non-discretionary to Discretionary AUM (4)	(0.006)	(0.007)
Market (depreciation)/appreciation	(2.486)	1.114
Change to Discretionary AUM	(3.353)	0.977
Total Discretionary AUM at June 30,	20.426	22.865
Change to Non-Discretionary AUM (5)	0.809	1.024
Total AUM as of June 30,	$28.686	$31.028

	Six Months Ended June 30,
	2022	2021
Total AUM as of January 1,	$32.320	$27.819
Discretionary AUM:
Total Discretionary AUM as of January 1,	$25.073	$20.650
New client accounts/assets (1)	0.184	0.237
Closed accounts (2)	(0.029)	(0.334)
Net cash inflow/(outflow) (3)	(1.126)	(0.340)
Non-discretionary to Discretionary AUM (4)	(0.003)	(0.007)
Market (depreciation)/appreciation	(3.673)	2.659
Change to Discretionary AUM	(4.647)	2.215
Total Discretionary AUM at June 30,	20.426	22.865
Change to Non-Discretionary AUM (5)	1.013	0.994
Total AUM as of June 30,	$28.686	$31.028

(1)
Represents new account flows from both new and existing client relationships
(2)
Represents closed accounts of existing client relationships and those that terminated
(3)
Represents periodic cash flows related to existing accounts
(4)
Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM
(5)
Represents the net change to Non-Discretionary AUM

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of June 30, 2022

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	-6.7	9.0	10.9	11.1	9.1
Russell 1000 Value Index		-6.8	6.9	7.2	7.7	7.3

Small Cap Value Composite	4/1/02	-9.7	7.5	6.0	7.6	10.1
Russell 2000 Value Index		-16.3	6.2	4.9	6.4	7.6

Smid Cap Value Composite	10/1/05	-10.5	6.4	6.7	8.7	9.3
Russell 2500 Value Index		-13.2	6.2	5.5	6.5	7.1

Multi Cap Value Composite	7/1/02	-10.7	7.5	8.4	9.3	9.4
Russell 3000 Value Index		-7.5	6.8	7.0	7.6	7.9

Equity Income Composite	12/1/03	-6.2	5.2	8.1	9.7	10.8
Russell 3000 Value Index		-7.5	6.8	7.0	7.6	8.0

Focused Value Composite	9/1/04	-11.8	3.8	6.1	8.2	9.7
Russell 3000 Value Index		+7.5	6.8	7.0	7.6	7.7

Small Cap Opportunity Composite	7/1/04	-22.1	5.8	7.6	8.6	10.3
Russell 2000 Index		-25.2	4.2	5.2	5.9	7.5

Small Cap Growth Composite	7/1/04	-33.0	10.0	11.2	11.3	10.3
Russell 2000 Growth Index		-33.4	1.4	4.8	5.0	7.6

Smid Cap Growth Composite	1/1/06	-35.1	12.5	13.8	11.9	10.6
Russell 2500 Growth Index		-31.8	3.7	7.5	7.7	8.7

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.